UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2018 (December 5, 2018)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01 Other Events

Contingent Value Rights

As previously disclosed, on September 25, 2018, Community Health Systems, Inc. (the “Company”) announced a global resolution and settlement agreements ending certain U.S. Department of Justice investigations and settling qui tam lawsuits that were initiated and pending, and known to the Company, before the Company’s acquisition of HMA, under which resolution the Company made a total payment of $266 million (including interest) during the fourth quarter of 2018. Based on the total costs incurred and settlements paid (including with respect to this global settlement), the Company anticipates that no payment will be due to the holders of the contingent value rights (“CVRs”) that were issued to shareholders of Health Management Associates, Inc. (“HMA”) as part of the consideration in the Company’s acquisition by merger of HMA in January 2014 and trade on the Nasdaq Global Market under the ticker symbol CYHHZ.

The Contingent Value Rights Agreement, dated January 27, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “CVR Agreement”), entitled the holder to receive a one-time cash payment of up to $1.00 per CVR, subject to downward adjustment (but not below zero) based on the final resolution of certain litigation, investigations, or other actions or proceedings (the “HMA Legal Matters”) related to HMA or its affiliates which existed on or prior to July 29, 2013 (the date of the Company’s merger agreement with HMA). The adjustment reducing the amount ultimately paid to holders of the CVRs is determined based on the amount of losses incurred by the Company in connection with the HMA Legal Matters as more specifically provided in the CVR Agreement, which generally includes the amount paid for damages, costs, fees and expenses (including, without limitation, attorneys’ fees and expenses), and all fines, penalties, settlement amounts, indemnification obligations and other liabilities.

On December 5, 2018, The Nasdaq Stock Market LLC (“Nasdaq”) provided a notice to the Company confirming that the CVRs no longer satisfy Nasdaq Listing Rule 5730(b) because the aggregate market value or principal amount of the CVRs no longer exceeds $1,000,000, which is consistent with the Company’s prior disclosure that it anticipates no payment will be due to the CVR holders. This notice from Nasdaq does not relate to the Company’s common stock, which is traded separately on the New York Stock Exchange under the ticker symbol CYH. The Company expects to deliver a certificate to the trustee in accordance with the terms of the CVR Agreement within 30 days confirming that no amounts will be payable under the CVRs, at which time the CVR Agreement will terminate. Thereafter, the CVRs will be removed from listing with Nasdaq and deregistered with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2018	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer (principal executive officer)